UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 8, 2013

ELECTRO SCIENTIFIC INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-12853	93-0370304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13900 NW Science Park Drive, Portland, Oregon		97229
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (503) 641-4141
No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.
The 2013 Annual Meeting of Shareholders of the Company was held pursuant to notice at 2:30 p.m. Pacific Daylight Time on August 8, 2013 at the Company’s offices in Portland, Oregon to consider and vote upon:

Proposal 1	To elect the three directors named in the proxy statement for a term of three years. Frederick A. Ball, Nicholas Konidaris and Robert R. Walker are nominees for election for three year terms.

Proposal 2	To ratify the appointment of KPMG LLP as ESI’s independent registered public accounting firm for the fiscal year ending March 29, 2014.

Proposal 3	To approve, on an advisory basis, the compensation of our named executive officers.

The final results of the voting on these proposals were as follows:

Proposal 1

Election of Director	For	Withheld	Broker Non-Votes
Frederick A. Ball	25,914,295	712,241	2,107,331
Nicholas Konidaris	25,845,259	781,277	2,107,331
Robert R. Walker	25,913,892	712,644	2,107,331

Proposal 2

For	Against	Abstain
28,565,898	141,861	26,108

Proposal 3

For	Against	Abstain
15,939,693	10,495,690	191,153

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 13, 2013

Electro Scientific Industries, Inc.

By:	/s/ Paul Oldham
Name:	Paul Oldham
Title:	Vice President of Administration, Chief Financial Officer and Corporate Secretary